UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 4, 2018

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom, EC2Y9AW

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (781) 996-5340

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, Mimecast Limited (the “Company”) announced that Peter Campbell, its Chief Financial Officer, has indicated his intention to resign from the Company effective March 31, 2019. In order to provide for the transition of Mr. Campbell’s responsibilities, the Company, Mimecast North America, Inc. (the “U.S. Subsidiary”) and Mr. Campbell have entered into a Separation Agreement, dated September 4, 2018 (the “Separation Agreement”), pursuant to which Mr. Campbell has agreed to remain with the Company on a full-time basis for a transition period, which will last until March 31, 2019 or the earlier termination of Mr. Campbell’s employment under the terms of the Separation Agreement (the “Transition Period”).

Under the Separation Agreement and subject to the terms and conditions set forth therein, in exchange for Mr. Campbell’s continued service during the Transition Period, the Company and Mr. Campbell have modified certain terms set forth in the Employment Agreement, dated as of June 12, 2015, between Mr. Campbell and the U.S. Subsidiary, as amended on July 23, 2018 (as amended, the “Employment Agreement”), by agreeing to, among other things, the following:

•

Mr. Campbell will continue to receive his base salary, be eligible to earn quarterly cash incentive bonuses for the fiscal year ending March 31, 2019 and will continue to be eligible to participate in the Company’s employee benefit plans until the end of the Transition Period but will not eligible to receive any annual executive equity awards that would normally be approved by the Compensation Committee of the Company’s Board of Directors in February or March of 2019;

•

Mr. Campbell’s stock options and other stock-based awards that otherwise would have vested during the period from the end of the Transition Period until March 31, 2020 will accelerate and become fully vested and exercisable on the last day of the Transition Period, and Mr. Campbell will have until the date that is six months immediately following the end of the Transition Period to exercise any vested stock options or, if earlier, through the scheduled expiration date of the options (this being referred to collectively as the “Equity Benefit”), provided that Mr. Campbell (i) works cooperatively and productively with the Company during the Transition Period, (ii) remains continuously employed until March 31, 2019 (or his employment is terminated by the Company prior to that date other than for Cause or Disability (each as defined in the Employment Agreement)), and (iii) enters into and does not revoke a general release of claims in favor of the Company;

•	Mr. Campbell has agreed to forfeit any right to notice pay or severance in lieu of notice pay under the terms of the Employment Agreement in the event of his resignation for any reason;

•

In the event Mr. Campbell is terminated by the Company other than for Cause or Disability during the Transition Period, he will receive the Equity Benefit in addition to any other benefits available to him under the Employment Agreement; and

•	Except as modified by the Separation Agreement, the Employment Agreement shall remain in effect in accordance with its terms.

The Employment Agreement was filed as Exhibit 10.23 with the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 and the amendment to the Employment Agreement was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2018.

The foregoing description of the Separation Agreement is summary in nature and is qualified in its entirety by the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement dated September 4, 2018

99.1	Press Release of Mimecast Limited dated September 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Dated: September 5, 2018	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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